UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2006
MSW Energy Holdings LLC
MSW Energy Finance Co., Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware Delaware (State or other (State or Other Jurisdiction of Incorporation)	0001261679 0001261680 Commission File Number (Commission File Number)	14-1873119 20-0047886 (I.R.S. Employer (IRS Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000

(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.
     In connection with the June 2003 agreement by MSW Energy Holdings LLC (the “Company”) to purchase Duke Energy Corporation’s (“Duke Energy”) 50% membership interest in Covanta Ref-Fuel Holdings LLC, formerly Ref-Fuel Holdings LLC (“Covanta Ref-Fuel”), the Company entered into an agreement (the “Duke Agreement”) dated as of June 30, 2003 with Duke Capital Corporation (“Duke Capital”), an affiliate of Duke Energy, and a related escrow agreement dated as of June 30, 2003 by and among the Company, Duke Capital and Wachovia Bank, National Association (the “Escrow Agreement”). The Duke Agreement and the Escrow Agreement were terminated as of June 14, 2006, as further described below.
     Under the Duke Agreement, the Company had agreed to pay Duke Capital certain future amounts in exchange for Duke Capital’s agreement to remain obligated under an existing support agreement (the “Support Agreement”) related to Covanta Ref-Fuel. The payments under the Duke Agreement escalated over time. Under the Escrow Agreement, the Company had agreed to deposit certain additional amounts into a restricted account (the “Escrow”) for the benefit of Duke Capital, the terms of which were controlled by the Escrow Agreement.
     On May 25, 2006, Duke Capital was released from its obligations under the Support Agreement prior to the Support Agreement’s contracted termination date. As of June 14, 2006, (i) the Company and Duke Capital agreed on the pro-rata refund to the Company for prior payments under the Duke Agreement, (ii) the pro-rata refund and the remaining funds in the Escrow were disbursed to the Company and (iii) both the Duke Agreement and the Escrow Agreement were terminated.
     The Company’s liability related to the payment stream under the Duke Agreement was included in the Company’s balance sheet and represented the present value of the obligation under the Duke Agreement based on the Support Agreement’s contracted termination date. Since the Support Agreement and the Company’s related obligations under the Duke Agreement were terminated early, the Company’s liability related to the Duke Agreement, approximately $28.6 million at March 31, 2006, will be adjusted to recognize a reduction of an obligation of the Company and the termination of the excess liability (relating to the recorded future obligation) will be treated as a reduction to the assigned net assets.
     The descriptions of the Duke Agreement and the Escrow Agreement contained herein are qualified in their entirety by reference to the full texts of each agreement filed with the Securities and Exchange Commission on September 23, 2003 as Exhibits 10.2 and 10.3, respectively, to the Company’s Registration Statement on Form S-4 (No. 333-109049), which are incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 19, 2006
MSW ENERGY HOLDINGS LLC
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Senior Vice President, General Counsel and Secretary

MSW ENERGY FINANCE CO., INC.
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Senior Vice President, General Counsel and Secretary